Exhibit 99.1

FUQI International Confirms ‘Marcum LLP’ as Official Name of Auditor

SHENZHEN, China, November 4, 2010 -- FUQI International, Inc. (Nasdaq: FUQI) today confirmed “Marcum LLP’” as the official name of the Company’s independent registered public accounting firm.  As originally reported on October 7, 2010, the Company was informed by its accounting firm,  Stonefield Josephson, Inc., that it merged its practice with Marcum LLP and began practicing as "MarcumStonefield, a division of Marcum" effective October 1st.  The Company filed a Form 8-K/A today to clarify that the name of the Company’s new independent registered public accounting firm as a result of the merger is “Marcum LLP”, not "MarcumStonefield, a division of Marcum" as originally reported.

About FUQI International

Based in Shenzhen, China, FUQI International, Inc. is a leading designer, producer and seller of high quality precious metal jewelry in China. Fuqi develops, promotes, manufactures and sells a broad range of products consisting of unique styles and designs made from gold and other precious metals such as platinum and Karat gold.

For more information, please contact:

Ms. Charlene Hua
EVP of Finance, Capital Market & Corporate Development
Phone: +852-9468-2497 (Hong Kong)
IR Email: IR@FuqiIntl.com

Bill Zima
ICR Inc. (US)
Phone: +1-203-682-8233